UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026 (July 27, 2026)

CSQUARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-43401	83-0679216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Olympus Blvd., Suite 510

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(855) 699-8372

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CSQR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 27, 2026, Csquare, Inc. (the “Company”) received notice from the underwriters of its previously announced initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock), of their intent to exercise their option to purchase 7,499,000 additional shares of Common Stock from the Company at the IPO price of $21.00 per share, less underwriting discounts and commissions. The exercise of the overallotment option closed on July 29, 2026 and the Company received additional net proceeds of approximately $149.6 million, resulting in approximately $1,159.6 million of total net proceeds in the IPO inclusive of the net proceeds from the exercise of the overallotment option, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSQUARE, INC.

Date: July 29, 2026	By:	/s/ Catherine Smith
		Name:	Catherine Smith
		Title:	Chief Legal and Administrative Officer and Corporate Secretary